EXHIBIT 21.1

                                 SUBSIDIARIES OF
                            COMVERSE TECHNOLOGY, INC.

                                                                 JURISDICTION OF
SUBSIDIARY                                                       INCORPORATION
----------                                                       -------------

Amarex Technology, Inc.                                             Delaware
Boston Technology Foreign Sales Corp.                               Barbados
Boston Technology International, Inc.                               Delaware
Boston Technology Mexico, Inc.                                      Delaware
Comverpor Sistemas De Tlelecomunicacoes, LDA                        Portugal
Comverse Argentina, S.A.                                            Argentina
Comverse Australasia Pty Ltd.                                       Australia
Comverse Belgium SA                                                 Belgium
Comverse Chile, Inc.                                                Delaware
Comverse Denmark ApS                                                Denmark
Comverse do Brasil Ltd.                                             Brazil
Comverse Finland OY                                                 Finland
Comverse France S.A.S.                                              France
Comverse Germany GmbH                                               Germany
Comverse Grundbesitz GmbH                                           Germany
Comverse Holdings, Inc.                                             Delaware
Comverse, Inc.                                                      Delaware
Comverse Information Systems Ltd.                                   Israel
Comverse Investments Ltd.                                           Israel
Comverse Italia Srl.                                                Italy
Comverse Ltd.                                                       Israel
Comverse Media Inc.                                                 Delaware
Comverse Media Ltd.                                                 Israel
Comverse Netherlands B.V.                                           Netherlands
Comverse (NZ) Limited                                               New Zealand
Comverse Network Systems Asia Pacific Limited                       Hong Kong
Comverse Network Systems Austria GmbH                               Austria
Comverse Network Systems Canada, Inc.                               Canada
Comverse Network Systems Europe B.V.                                Netherlands
Comverse Network Systems India Pvt. Ltd.                            India
Comverse Network Systems International, Inc., S.A. de C.V.          Mexico
Comverse Network Systems Japan Ltd.                                 Japan
Comverse Network Systems LLC                                        Russia
Comverse Network Systems Poland S.P.Z. O.O.                         Poland
Comverse Network Systems Servicios Mexico S.C.                      Mexico
Comverse Network Systems South Africa                               South Africa
Comverse Network Systems Sistemleri Sirketi Ltd.                    Turkey
Comverse Network Systems Spain SL                                   Spain
Comverse Network Systems Pac Rim, Inc.                              Delaware
Comverse Patent Holding, Inc.                                       Delaware



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                                                                JURISDICTION OF
SUBSIDIARY                                                      INCORPORATION
----------                                                      -------------

Comverse Sweden AB                                                  Sweden
Comverse Switzerland, S.A.                                          Switzerland
Comverse Technology Singapore Pte. Ltd.                             Singapore
Comverse Thailand Ltd.                                              Thailand
Comverse UK Ltd.                                                    U.K.
Exalink Ltd.                                                        Israel
Gaya Software Industries Ltd.                                       Israel
CTI Capital Corporation                                             Delaware
CTI Venture Corp.                                                   Delaware
Loronix, Inc.                                                       Nevada
Loronix Information Systems, Ltd.                                   U.K.
Music4me Ltd.                                                       Israel
Odigo, Inc.                                                         Delaware
Odigo Ltd.                                                          Israel
Starhome BV                                                         Netherlands
Starhome Gateway BV                                                 Netherlands
Starhome Gateway Ltd.                                               Israel
Starhome Gateway US, Inc.                                           Delaware
Starhome GmbH                                                       Switzerland
Starhome Ltd.                                                       Israel
Startel Corporation                                                 California
Syborg Informationsystems OHG                                       Germany
Ulticom Europe SAS                                                  France
Ulticom, Inc.                                                       New Jersey
Verint Systems B.V.                                                 Netherlands
Verint Systems Canada, Inc.                                         Canada
Verint Systems GmbH                                                 Germany
Verint Systems Inc.                                                 Delaware
Verint Systems Ltd.                                                 Israel
Verint Systems SAS                                                  France
Verint Systems (Singapore) Pte. Ltd.                                Singapore
Verint Systems UK Ltd.                                              U.K.
Verint Technology, Inc.                                             Delaware
Voice Mail One                                                      Delaware